SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            Form 8-K

                         CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 22, 1999



                       EATON CORPORATION
--------------------------------------------------------------------
     (Exact name of registrant as specified in its charter)

      Ohio                    1-1396                 34-0196300
-----------------          ------------          -------------------
(State or other            (Commission           (I.R.S. Employer
 jurisdiction of            File Number)          Identification No.)
 incorporation)


              Eaton Center
            Cleveland, Ohio                             44114
----------------------------------------         -------------------
(Address of principal executive offices)              (Zip Code)


                           (216) 523-5000
                   -----------------------------
                   Registrant's telephone number,
                        including area code

Item 2.    Acquisition or Disposition of Assets
           ------------------------------------

On April 9, 1999, Eaton Corporation (Eaton) completed the acquisition of all of the outstanding common stock of Aeroquip-Vickers, Inc. for approximately $1.6 billion. Aeroquip-Vickers, which had 1998 sales of $2.1 billion, includes two principal subsidiaires: Aeroquip Corporation and Vickers, Inc. Funds for the purchase were primarily obtained through the issuance of commercial paper. The acquisition was accounted for by the purchase method of accounting.

Aeroquip is a global leader in the manufacture of products that include all pressure ranges of hose, fittings, adapters, couplings and other fluid connectors, plus precision molded and extruded plastic products.

Vickers is a leading worldwide producer of hydraulic pumps, motors and cylinders; electronic and hydraulic controls; electric motors and drives; filtration products; and fluid- evaluation products and services.

Item 7.    Financial Statements and Exhibits
           ---------------------------------
Included in this report are 1) unaudited historical financial state-ments of Aeroquip-Vickers, Inc. for the three month periods ended March 31, 1999 and 1998 and 2) unaudited pro forma condensed financial statements reflecting Eaton's acquisition of Aeroquip-Vickers as of March 31, 1999 and December 31, 1998.

1) FINANCIAL STATEMENTS FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998 FOR AEROQUIP-VICKERS, INC.

Aeroquip-Vickers, Inc.

Statement of Financial Position
                                             March 31,  December 31,
(Millions)                                     1999        1998
                                               ----        ----
ASSETS
Current assets
  Cash & cash equivalents                    $   25      $   18
  Receivables                                   347         342
  Inventories
    In-process & finished products              222         232
    Raw materials & manufacturing supplies       72          70
                                             ------      ------
                                                294         302
  Other current assets                           51          52
                                             ------      ------
                                                717         714
Plants & properties                           1,112       1,119
Less accumulated depreciation                   569         571
                                             ------      ------
                                                543         548
Goodwill                                        122         125
Other assets                                     73          72
                                             ------      ------
                                             $1,455      $1,459
                                             ======      ======
LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities
  Notes payable & current maturities
    of long-term debt                        $  134      $  103
  Accounts payable                              101         113
  Income taxes                                   30          27
  Other current liabilities                     185         198
                                             ------      ------
                                                450         441
Long-term debt                                  278         278
Postretirement benefits other than pensions     122         122
Other liabilities                                47          49
Shareholders' Equity
  Common stock                                  138         138
  Additional paid-in capital                     49          48
  Retained earnings                             425         419
  Accumulated other comprehensive income
    (loss)-currency translation adjustments     (54)        (36)
                                             ------      ------
                                                558         569
                                             ------      ------
                                             $1,455      $1,459
                                             ======      ======

The Notes to Financial Statements are an integral part of this statement.

Aeroquip-Vickers, Inc.

Condensed Statement of Income
                                             Three Months Ended
                                                  March 31
                                             -------------------
(Millions except for per share data)           1999       1998
                                               ----       ----
Net sales                                    $  538     $  547
Cost of products sold                           418        403
                                             ------     ------
Manufacturing income                            120        144

Selling & general administrative expenses        72         68
Engineering, research & development expenses     18         18
                                             ------     ------
Operating income                                 30         58
Interest expense                                 (7)        (7)
Other expenses - net                             (5)        (5)
                                             ------     ------
Income before income taxes and
  cumulative effect of accounting change         18         46
Income taxes                                      6         15
                                             ------     ------
Income before cumulative effect of
  accounting change                              12         31
Cumulative effect of accounting change,
  net of income tax benefit of $1.5               -         (3)
                                             ------     ------
Net income                                   $   12     $   28
                                             ======     ======

Basic income per share
  Before cumulative effect of accounting
    change                                   $  .43     $ 1.11
  Cumulative effect of accounting change          -       (.12)
                                             ------     ------
                                             $  .43     $  .99
                                             ======     ======

Dilutive income per share
  Before cumulative effect of accounting
    change                                   $  .43     $ 1.10
  Cumulative effect of accounting change          -       (.12)
                                             ------     ------
                                             $  .43     $  .98
                                             ======     ======

The Notes to Financial Statements are an integral part of this statement.

Aeroquip-Vickers, Inc.

Condensed Statement of Cash Flows
                                             Three Months Ended
                                                  March 31
                                             ------------------
(Millions)                                     1999       1998
                                               ----       ----
Net cash provided by operating activities
Net income                                   $   12     $   28
Adjustments to reconcile to net cash
  provided by operating activities
    Cumulative effect of accounting change,
      net of income tax benefit                              3
    Depreciation                                 20         16
    Amortization                                  2          2
    Changes in certain components of working
      capital other than debt                   (27)       (39)
    Other                                        (3)
                                             ------     ------
                                                  4         10

Net cash used in investing activities
Capital expenditures                            (26)       (32)
Businesses acquired                                        (13)
Other                                             1
                                             ------     ------
                                                (25)       (45)

Net cash provided by financing activities
Net increase in short- and long-term debt        33         47
Cash dividends                                   (6)        (6)
Stock issuance under stock plans                  2          3
                                             ------     ------
                                                 29         44
Effect of exchange rate changes on cash          (1)
                                             ------     ------
Increase in cash & cash equivalents               7          9

Cash & cash equivalents at beginning
  of year                                        18         19
                                             ------     ------
Cash & cash equivalents at end of period     $   25     $   28
                                             ======     ======

The Notes to Financial Statements are an integral part of this Statement.

Aeroquip-Vickers, Inc.
Notes to Financial Statements

Basis of Presentation
---------------------
The accompanying financial statements for the interim periods are unaudited. In the opinion of management, all adjustments necessary for a fair presentation of the results for the interim periods included herein have been made. Operating results for the three months ended March 31, 1999, are not necessarily indicative of the results that may be expected for the year ending December 31, 1999.
It is suggested that these financial statements be read in conjunction with the audited 1998 financial statements and notes thereto included in Aeroquip-Vickers, Inc.'s (A-V) most recent annual report on Form 10-K.

Change in Control
-----------------
On April 8, 1999, shareholders of A-V approved the sale of A-V to Eaton Corporation for $58 per share in cash, pursuant to an Agreement and Plan of Merger announced on February 1, 1999. The transaction was completed on April 9, 1999.

Cumulative Effect of Change in Accounting
-----------------------------------------
In the fourth quarter of 1998, A-V adopted SOP 98-5, "Reporting on the Costs of Start-Up Activities," issued by the American Institute of Certified Public Accountants, and recognized the cumulative effect of an accounting change amounting to $5 million ($3 million aftertax, or $.12 per share), retroactive to the first quarter of 1998.

Comprehensive Income
--------------------
Following are details of comprehensive income for the three-month periods ended March 31, 1999 and 1998 (in millions):

                                      Three Months Ended
                                           March 31
                                      ------------------
                                      1999          1998
                                      ----          ----

Net income                             $12           $28
Other comprehensive income
  (loss) - currency translation
  adjustments during the period        (18)            1
                                       ---           ---
Comprehensive income (loss)            $(6)          $29
                                       ===           ===

Business Segments
-----------------
The following information (in millions) relates to business segments. Total assets are not materially different from amounts reported at December 31, 1998, and there were no changes in the basis of segmentation or in the basis for measurement of segment profit or loss since December 31, 1998.

                                      Three Months Ended
                                           March 31
                                      ------------------
                                      1999          1998
                                      ----          ----
Net sales
  Aeroquip                            $287          $266
  Vickers                              251           281
                                      ----          ----
                                      $538          $547
                                      ====          ====
Segment income
  Aeroquip                            $ 33          $ 32
  Vickers                                4            33
  Corporate                             (7)           (7)
                                      ----          ----
                                        30            58
Interest expense                         7             7
Other expenses - net                     5             5
                                      ----          ----
Income before income taxes and
  cumulative effect of accounting
  change                              $ 18          $ 46
                                      ====          ====

Redemption of Debt
------------------
In December 1997, A-V called its 9.55% senior sinking fund debentures in the principal amount of $42 million for redemption on February 3, 1998. The pretax loss from redemption of the 9.55% senior sinking fund debentures, amounting to approximately $2.5 million, was recognized in Other expenses-net in the first quarter of 1998.

Income per Share
----------------
Following is a reconciliation of income and average shares for purposes of calculating basic and diluted income per share (in millions except for per share data):

                                      Three Months Ended
                                           March 31
                                      ------------------
                                      1999          1998
                                      ----          ----
Income before cumulative effect
  of accounting change               $  12         $  31
Cumulative effect of accounting
  change                                 -            (3)
                                       ---           ---
Net income                           $  12         $  28
                                      ====          ====

Average common shares outstanding
  for purposes of computing basic
  income per share                    27.6          28.1
Dilutive stock options                  .1            .2
                                      ----          ----
Average common shares outstanding
  for purposes of computing diluted
  income per share                    27.7          28.3
                                      ====          ====
Basic Income per Share
----------------------
Before cumulative effect of
  accounting change                  $ .43         $1.11
Cumulative effect of accounting
  change                                 -          (.12)
                                      ----          ----
                                     $ .43         $ .99
                                      ====          ====

Diluted Income per Share
------------------------
Before cumulative effect of
  accounting change                  $ .43         $1.10
Cumulative effect of accounting
  change                                 -          (.12)
                                      ----          ----
                                     $ .43         $ .98
                                      ====          ====

2)  EATON CORPORATION
    UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial statements have been prepared by Eaton's management. These financial statements reflect Eaton's acquisition of Aeroquip-Vickers, Inc. (A-V), and combine, for the indicated dates or periods, the historical consolidated financial statements of Eaton and A-V, using the purchase method of accounting.

The unaudited pro forma combined condensed balance sheet reflects adjustments as if the acquisition had occurred on March 31, 1999. The unaudited pro forma combined statements of income reflect adjustments as if the acquisition had occurred at the beginning of the period presented.

The pro forma financial statements include preliminary estimates and assumptions which Eaton's management believes are reasonable. However, the pro forma results do not include any anticipated cost savings or other effects of the planned integration of Eaton and A-V. Therefore, the pro forma results are not necessarily indicative of the results which would have occurred if the business combination had been in effect on the dates indicated, or which may result in the future.

The pro forma financial statements have been prepared using the following facts and assumptions:

- Eaton acquires the common stock and common stock equivalents of A-V in exchange for a total cash payment of $1.623 billion.

- Eaton borrows $1.623 billion to finance the acquisition.

- The assets acquired and liabilities assumed of A-V are recorded at estimated fair values as determined by Eaton's management based on information currently available and on current tentative assumptions as to the future operations of A-V. Eaton will be obtaining independent appraisals of the fair values of the acquired property, plant and equipment, and identified intangible assets, and their remaining useful lives. Eaton will also be reviewing and determining the fair values of the other assets acquired and liabilities assumed. Accordingly, the allocation of the purchase price to the acquired assets and liabilities of A-V is subject to revision as a result of the final determination of appraised and other fair values.

As a result of the acquisition of A-V, Eaton will incur integration costs to 1) exit and consolidate activities at A-V and Eaton locations,
2) involuntarily terminate and relocate employees of A-V and Eaton and 3) integrate operating locations and other activities of A-V and Eaton. Generally accepted accounting principles require that the A-V integration costs be reflected as assumed liabilities in the allocation of the purchase price of A-V to the net assets of A-V acquired. Eaton integration costs are recorded as expense as incurred subsequent to the acquisition date. As a result, Eaton integration costs are not reflected in the pro forma financial statements.

The unaudited pro forma combined condensed balance sheet includes adjustments to record 1) a current liability of $19 million for the estimated transaction costs related to the acquisition of A-V and
2) assumed liabilities of $64 million for estimated A-V integration costs based on Eaton's preliminary integration plan ($30 million as a current liability and $34 million as a long-term liability). As noted in public statements regarding the acquisition of A-V, Eaton has put in place a series of integration teams who are charged with formalizing the integration plans and restructuring opportunities for each of the A-V businesses. As Eaton is approaching this effort with the intent of minimizing disruption of the ongoing businesses and the external parties with whom they regularly interface, Eaton is determined to fully understand the major issues before proceeding with definitive action. Accordingly, at this juncture, the preliminary integration plan cannot yet be discussed with a great deal of specificity. In general terms, Eaton is focusing on three key areas of integration: 1) manufacturing process and supply chain rationalization, including plant closings, 2) elimination of redundant administrative overhead and support activities, including the consolidation of administrative functions currently performed at A-V's world headquarters in Maumee, Ohio, and 3) restructuring and repositioning of the sales/marketing and research and development organizations to eliminate redundancies in these activities. Based on the preliminary integration plan, it is expected that A-V integration costs will approximate $33 million for employee severance and relocation, $28 million for manufacturing relocation and plant closings, and $3 million of other related costs. It is expected that a large portion of the actions currently being planned will be implemented within the next one to two years.

All aspects of Eaton's preliminary integration plan will be re-assessed as plans are finalized. As a result, the estimated assumed liabilities of $64 million for A-V integration costs will be adjusted accordingly. Major unresolved issues in the evaluation of the integration plan include capacity of existing and acquired facilities to accommodate new manufacturing and administrative processes and also the appropriate positioning of the sales/marketing and research and development organizations to best serve customer needs. Adjustments of the $64 million of assumed liabilities related to estimated A-V integration costs will be included in the allocation of the aggregate purchase price of A-V, if the adjustment is determined within the purchase price allocation period (normally no longer than one year after the date of the acquisition). Adjustments of these estimated liabilities that are determined after the end of the purchase price allocation period will be 1) recorded as a reduction of net income, if the ultimate amount of the liability exceeds the estimate, or 2) recorded as a reduction of the excess of the purchase price of A-V over the net assets of A-V acquired, if the ultimate amount of the liability is below the estimate.

The pro forma results do not reflect the planned sale of Eaton's Engineered Fasteners and Fluid Power Divisions announced on March 25, 1999. For 1998, Engineered Fasteners and Fluid Power reported net sales of $94 million and $189 million, respectively, and total assets at February 28, 1999 of $40 million and $94 million, respectively. The pro forma results also do not reflect the planned sale of Vickers Electronic Systems (VES) announced on May 20, 1999. VES, which had 1998 sales of $130 million, is a business that was acquired in the acquisition of A-V. Proceeds from the sales of these businesses will be used to reduce the number of Common Shares that Eaton plans to sell in the future to refinance the $1.623 billion cost of the acquisition of A-V. Sale of the Engineered Fasteners business will be handled by the investment banking firm of Bowles Hollowell Conner, a division of First Union Capital Markets Corp., while the Fluid Power transaction will be handled by Goldman, Sachs
& Co. Although Eaton intends to complete the sales of these businesses in 1999, no buyer has yet been identified, and, as a result, Eaton will not speculate on the sales price it might receive for the businesses.

The pro forma results for 1998 do not reflect a $3 million aftertax expense recorded by A-V in 1998 for the cumulative effect of an accounting change to charge to income previously deferred start-up costs for new facilities.

The pro forma financial statements should be read in conjunction with the 1998 historical consolidated financial statements, and related notes, of Eaton, incorporated by reference from its Amended 1998 Form 10-K filed on May 11, 1999, and for the first quarter of 1999 incorporated by reference from its Form 10-Q filed on May 17, 1999. The pro forma financial statements should also be read in conjunction with the 1998 historical consolidated financial statements and schedule, and related notes, of A-V, incorporated by reference from Eaton's Amended Form 8-K filed on May 11, 1999, and for the first quarter of 1999 included in this Form 8-K.

Unaudited Pro Forma Combined Condensed Balance Sheet

March 31, 1999
(Millions of dollars)                      Historical         Pro
                                        ----------------    forma          Pro
                                                Aeroquip   adjust-       forma
                                        Eaton   -Vickers    ments     combined
                                        -----   --------   ------     --------
ASSETS
Current assets
  Cash                                 $   20     $   25                $   45
  Short-term investments                   20                               20
  Accounts receivable                   1,018        347                 1,365
  Inventories                             714        294   $   28 2a     1,036
  Deferred income taxes & other
   current assets                         290         51       12 2b
                                                                2 2l       355
                                        -----      -----    -----        -----
                                        2,062        717       42        2,821

Property, plant & equipment             1,781        543       82 2c     2,406
Identified intangible assets              205                 289 2d       494
Excess of cost over net assets of
  businesses acquired                   1,015        122     (122)2e
                                                              976 2n     1,991
Deferred income taxes & other assets      601         73       (5)2f       669
                                        -----      -----    -----        -----
                                       $5,664     $1,455   $1,262       $8,381
                                        =====      =====    =====        =====

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities
  Short-term debt & current portion
   of long-term debt                   $  398     $  134   $  923 (1)   $1,455
  Accounts payable & other current
   liabilities                          1,181        316       49 2g
                                                               (4)2h     1,542
                                        -----      -----    -----        -----
                                        1,579        450      968        2,997

Long-term debt                          1,188        278      700 (1)
                                                               22 2i     2,188
Postretirement benefits other than
  pensions                                561        122      (19)2j       664
Deferred income taxes & other
  liabilities                             318         47       34 2k
                                                              115 2l       514
Shareholders' equity
  A-V                                                558     (558)2m         0
  Eaton                                 2,018                            2,018
                                        -----      -----    -----        -----
                                       $5,664     $1,455   $1,262       $8,381
                                        =====      =====    =====        =====
See accompanying notes.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

The pro forma adjustments to give effect to Eaton's acquisition of A-V, and the estimated purchase price allocation at March 31, 1999, are as follows:

1) The borrowing by Eaton of $1.623 billion to finance the acquisition price. Of these borrowings, $700 million are classified on the balance sheet as long-term debt because Eaton has issued $200 million of notes payable due in 2000 and intends, and has the ability under a new $500 million five-year revolving credit agreement entered into during April 1999, to refinance this amount of debt on a long-term basis.

2) The allocation of the aggregate purchase price of A-V, and the recognition of the excess of the purchase price over the estimated fair value of net assets of A-V acquired, is as follows (in millions):

                                               Adjustments
                                               -----------
2a  Adjust acquired inventories to estimated
    fair value                                      $   28

2b  Adjust acquired pension assets for certain
    overfunded pension plans to estimated
    fair value                                          12

2c  Adjust acquired property, plant and
    equipment to estimated fair value                   82

2d  Record acquired identified intangible
    assets at estimated fair value                     289

2e  Eliminate the excess of cost over net
    assets acquired related to A-V's
    acquisitions of businesses in prior years         (122)

2f  Eliminate deferred financing costs of A-V           (5)

2g  Record estimated current liabilities of $30
    million related to post-acquisition integration
    of A-V's locations, employees, and other
    costs, and $19 million of transaction
    costs related to the acquisition                   (49)

2h  Adjust acquired pension liability for
    certain underfunded pension plans to
    estimated fair value                                 4

2i  Adjust acquired long-term debt to reflect
    Eaton's current interest rates                     (22)

2j  Adjust acquired liability for post-
    retirement benefits other than pensions
    to estimated fair value                             19

2k  Record estimated long-term liabilities
    related to post-acquisition integration
    of A-V's locations, employees, and other
    costs                                              (34)

2l  Record deferred income taxes for the above
    adjustments, except for adjustment 2e
    which is nontaxable, assuming a 35%
    income tax rate                                   (113)

2m  Eliminate shareholders' equity of A-V
    prior to pro forma adjustments                     558

2n  Record preliminary estimate of excess of
    cost over net assets of A-V acquired               976
                                                     -----
    Purchase price                                  $1,623
                                                     =====

Unaudited Pro Forma Combined Statement of Income

Three Months Ended March 31, 1999
(Millions of dollars except for per share amounts)

                                           Historical         Pro
                                        ----------------    forma          Pro
                                                Aeroquip   adjust-       forma
                                        Eaton   -Vickers    ments     combined
                                        -----   --------    -----     --------
Net sales                              $1,661     $  538                $2,199

Costs & expenses
  Cost of products sold                 1,172        418   $    8 1a

                                                                2 1c

                                                               (2)1e
                                                                3 1f
                                                                6 1g     1,607
  Selling & administrative                275         72                   347
  Research & development                   71         18       (8)1a        81
                                        -----      -----    -----        -----
                                        1,518        508        9        2,035
                                        -----      -----    -----        -----
Income from operations                    143         30       (9)         164

Other income (expense)
  Interest expense - net                  (21)        (7)     (25)1h       (53)
  Other - net                               1         (5)                   (4)
                                        -----      -----    -----        -----
                                          (20)       (12)     (25)         (57)
                                        -----      -----    -----        -----
Income before income taxes                123         18      (34)         107
Income taxes                               39          6      (11)1j        34
                                        -----      -----    -----        -----
Net income                             $   84     $   12   $  (23)      $   73
                                        =====      =====    =====        =====

Net income per Common Share (1k) -
  Assuming dilution                    $ 1.17                           $ 1.01
  Basic                                  1.18                             1.03

Average number of Common Shares
  outstanding (in millions) -
     Assuming dilution                   72.2                             72.2
     Basic                               71.2                             71.2

See accompanying notes.

Unaudited Pro Forma Combined Statement of Income

Year Ended December 31, 1998
(Millions of dollars except for per share amounts)

                                           Historical         Pro
                                        ----------------    forma          Pro
                                                Aeroquip   adjust-       forma
                                        Eaton   -Vickers    ments     combined
                                        -----   --------    -----     --------
Net sales                              $6,625     $2,150                $8,775

Costs & expenses
  Cost of products sold                 4,759      1,620   $   32 1a
                                                                1 1b
                                                                8 1c
                                                               (2)1d
                                                               (5)1e
                                                               12 1f
                                                               24 1g     6,449
  Selling & administrative              1,050        272                 1,322
  Research & development                  334         72      (32)1a       374
                                        -----      -----    -----        -----
                                        6,143      1,964       38        8,145
                                        -----      -----    -----        -----
Income from operations                    482        186      (38)         630

Other income (expense)
  Interest expense-net                    (88)       (27)     (99)1h
                                                                1 1i      (213)
  Gain on sale of businesses               43                               43
  Other-net                                48        (12)                   36
                                        -----      -----    -----        -----
                                            3        (39)     (98)        (134)
                                        -----      -----    -----        -----
Income before income taxes                485        147     (136)         496
Income taxes                              136         47      (41)1j       142
                                        -----      -----    -----        -----
Net income                             $  349     $  100   $  (95)      $  354
                                        =====      =====    =====        =====

Net income per Common Share (1k) -
  Assuming dilution                    $ 4.80                           $ 4.87
  Basic                                  4.89                             4.96

Average number of Common Shares
  outstanding (in millions) -
     Assuming dilution                   72.7                             72.7
     Basic                               71.4                             71.4

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

The pro forma adjustments to give effect to Eaton's acquisition of A-V, and the estimated purchase price allocation for the three month period ended March 31, 1999 and the year ended December 31, 1998, are as follows:

1a Reclassify engineering expenses of A-V to cost of products sold to be consistent with Eaton's accounting policy

1b Adjust expense for acquired pensions and postretirement benefits other than pensions of A-V to reflect Eaton's current actuarial assumptions

1c Depreciate the write-up of acquired property, plant and equipment to estimated fair value over 10 years

1d Eliminate amortization of certain costs, principally start-up activities, deferred by A-V

1e Eliminate amortization of the excess of cost over net assets acquired related to A-V's acquisitions of businesses in prior years

1f Amortize the estimated fair value of acquired identified intangible assets over 25 years

1g Amortize the excess of the purchase price of A-V over the estimated fair value of net assets acquired over 40 years

1h Record additional interest expense related to $1.623 billion increase in debt to fund the acquisition (assumed interest rate 6.1%)

1i  Amortize adjustment of acquired long-term debt to reflect
    Eaton's current interest rates

1j Record the income tax effect of the above adjustments, except for adjustments 1e and 1g which are nontaxable, assuming a 35% income tax rate

1k Pro forma net income per Common Share is computed by dividing net income by the average number of Common Shares outstanding.

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                             Page 17

                            Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Eaton Corporation
                                       -----------------

                                       /s/ Billie K. Rawot
                                       -----------------------------
                                       Billie K. Rawot
                                       Vice President and Controller
                                       Principal Accounting Officer

Date: June 18, 1999
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